Exhibit 2.1

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of December 31, 2024, by and among INTEGRATED RAIL AND RESOURCES ACQUISITION CORP., a Delaware corporation (“SPAC”), UINTA INFRASTRUCTURE GROUP CORP., a Delaware corporation (“Holdings”), UINTA LOWER HOLDINGS, INC., a Delaware corporation (“Lower Holdings”), UINTA INTEGRATION MERGER CO., a Delaware corporation (“SPAC Merger Sub”), UINTA MERGER LLC, a Delaware limited liability company (“Company Merger Sub”), TAR SANDS HOLDINGS II, LLC, a Utah limited liability company (the “Company”), and ENDEAVOUR CAPITAL GROUP, LLC, a Utah limited liability company (“Company Member Representative” and, collectively with SPAC, Holdings, Lower Holdings, SPAC Merger Sub, Company Meger Sub, and the Company, the “Parties” and each a “Party”). Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Merger Agreement.

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of August 12, 2024 (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger dated November 8, 2024, and as further amended or modified from time to time, the “Merger Agreement”);

WHEREAS, the Parties intend to modify the Termination Date;

WHEREAS, pursuant to Section 10.10 of the Merger Agreement, the Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing by the Parties executed in the same manner as the Agreement and which makes reference to the Agreement; and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Amendment to Merger Agreement Terms.

1.1 Article IX: Termination/Effectiveness. Each of the Parties hereby agrees that Section 9.01(b) of the Agreement and Plan of Merger is amended and restated in its entirety as follows:

“9.01(b) by either SPAC or the Company if the Effective Time shall not have occurred prior to May 15, 2025 (the “Termination Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Termination Date;”

2. Miscellaneous.

2.1 No Further Amendment. Except as expressly waived, modified, and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Merger Agreement are and shall continue to be in full force and effect in accordance with their respective terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Merger Agreement, and the Merger Agreement and this Amendment shall be read and construed together as one agreement and supersedes all prior agreements, arrangements, contracts, discussions, negotiations, undertakings and understanding, whether written or oral, among the Parties with respect to the matters specified herein. From and after the date of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Merger Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Merger Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced (it being understood that all references to “the date hereof” or “the date of this Agreement” shall continue to refer to August 12, 2024).

2.2 Other Terms. The provisions of Article X of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

INTEGRATED RAIL AND RESOURCES ACQUISTION CORP.

By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	Chief Executive Officer

UINTA INFRASTRUCTURE GROUP CORP.

By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	Director

UINTA LOWER HOLDINGS, INC.

By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	President, Secretary and Treasurer

UINTA INTEGRATION MERGER CO.

By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	Chairman, President and Secretary

UINTA MERGER LLC

By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	President, Secretary and Treasurer

[Signature Page to Second Amendment to Agreement and Plan of Merger]

TAR SANDS HOLDINGS II, LLC

By:	/s/ Kevin J. Baugh
	Name:	Kevin J. Baugh
	Title:	Manager

ENDEAVOR CAPITAL GROUP, LLC

By:	/s/ Kevin J. Baugh
	Name:	Kevin J. Baugh
	Title:	Manager

[Signature Page to Second Amendment to Agreement and Plan of Merger]

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